UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2012 (September 24, 2012)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 17, 2012, Aventine Renewable Energy Holdings, Inc. (the “Company”), along with each of its subsidiaries (the Company and its subsidiaries, collectively, the “Aventine Companies”), entered into a Restructuring Agreement (the “Restructuring Agreement”) with 100% of the lenders under the Original Credit Agreement (as defined below) (the “Original Lenders”) and certain stockholders of the Company beneficially holding 5,331,835 shares of the Company’s common stock, representing a majority of the Company’s issued and outstanding common stock (the “Majority Stockholders”). Pursuant to the Restructuring Agreement, the Original Lenders, the Aventine Companies and the Majority Stockholders agreed to a restructuring of the indebtedness and capital stock of the Company and the other Aventine Companies (the “Restructuring”), subject to the terms and conditions described in the Restructuring Agreement and in the term sheet attached thereto as Exhibit A, as well as the execution of definitive documentation. The Restructuring was accomplished on September 24, 2012 (the “Closing Date”).

Amended Term Loan Facility

In connection with the Restructuring, on the Closing Date, the Senior Secured Term Loan Credit Agreement dated as of December 22, 2010 (as amended from time to time, the “Original Credit Agreement”) with Citibank, N.A., as administrative agent and collateral agent, was amended and restated (as so amended and restated, the “Amended Term Loan Facility”) to, among other things, (i) provide for a new term loan in the principal amount of $30,000,000 (the “New Term Loan”) made by certain of the Original Lenders (the “New Term Loan Lenders”), (ii) reinstate $100,000,000 in principal amount of the term loans made under the Original Credit Agreement, including all principal, interest, capitalized interest, fees and expenses (the “Original Term Loan”), (iii) provide for the issuance of new common stock of the Company to the Original Lenders in consideration of (x) cancellation of the remaining principal balance of the Original Term Loan, in the approximate amount of $132,000,000, and (y) the making of the New Term Loan, (iv) permanently waive the defaults specified in the Forbearance Agreement dated as of July 27, 2012 and reset certain covenants in the Original Credit Agreement and (v) incorporate the other terms described below. Each Original Lender received its pro rata share of the reinstated portion of the Original Term Loan and the common stock issued in exchange for the cancellation of the balance of the Original Term Loan and lending their respective amounts under the New Term Loan.

The New Term Loan matures four years from the Closing Date and bears interest at 12% per annum, payable in cash. On the Closing Date, each of the New Term Loan Lenders fully earned a nonrefundable fee equal to 3% of each New Term Loan Lender’s portion of the New Term Loan, which fee is payable in kind by being added to the principal amount of the New Term Loan. Also on the Closing Date, each New Term Loan Lender fully earned an additional nonrefundable exit fee equal to 3% of each New Term Loan Lender’s portion of the New Term Loan, which fee is payable in cash to the holders of such New Term Loan Lender’s portion of the New Term Loan on the earlier of the maturity date or the prepayment in full of the New Term Loan. The collateral for the New Term Loan is the same as that for the Original Term Loan.

The reinstated portion of the Original Term Loan matures five years from the Closing Date and bears interest payable in kind at a rate of 15% per annum or payable in cash at a rate of 10.5% per annum, at the Company’s option. The collateral for the reinstated portion of the Original Term Loan is the same as that for the Original Term Loan.

The New Term Loan has (i) priority over the reinstated portion of the Original Term Loan with respect to any and all payments (other than payments of cash interest prior to the occurrence of an event of default), including (without limitation) prepayments or proceeds received or realized prior to or after the occurrence of an event of default, and (ii) voting control with respect to the exercise of remedies and certain other matters.

The foregoing description of the Amended Term Loan Facility is not complete and is qualified in its entirety by reference to the full text of the Amended Term Loan Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended ABL Facility

Also in connection with the Restructuring, on the Closing Date, the Amended and Restated Credit Agreement dated as of July 20, 2011 (as amended from time to time, the “Original ABL Facility”) with Wells Fargo Capital Finance, LLC, as administrative agent, collateral agent and sole lender (the “ABL Agent”), was further amended and restated (as so amended and restated, the “Amended ABL Facility”) to, among other things, (i) provide for a reduced commitment of $30,000,000, with the ability to increase the facility to $50,000,000 pursuant to an uncommitted incremental facility, (ii) permanently waive the defaults specified in the Amendment Number Three to Revolving Credit Agreement and Forbearance Agreement dated as of July 27, 2012 and reset certain covenants in the Original ABL Facility and (iii) incorporate the other terms described below.

The borrowing base applicable under the Original ABL Facility was retained, except that credit for any amounts in the blocked account will be limited to $2,500,000 in determining the borrowing base. The Letters of Credit (as defined in the Original ABL Facility) issued and outstanding remain in place, and new Letters of Credit can be obtained, but the ABL Agent agreed not to cash collateralize the Company’s existing Letters of Credit or new Letters of Credit prior to an event of default. The minimum liquidity covenants were modified to require the borrowers to maintain, (i) at any time that the aggregate principal amount of outstanding revolving loans is less than $1,000,000, (x) excess availability of at least $5,000,000 and (y) excess availability plus qualified cash of at least $10,000,000, and (ii) at any time that the aggregate principal amount of outstanding revolving loans is greater than or equal to $1,000,000, excess availability of at least $10,000,000.

The foregoing description of the Amended ABL Facility is not complete and is qualified in its entirety by reference to the full text of the Amended ABL Facility, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Subscription Agreement

Effective as of the Closing Date, pursuant to a Subscription Agreement among the Company and the Original Lenders (the “Subscription Agreement”), 2,186,298 shares of the Company’s common stock were issued to the Original Lenders pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 (“Rule 506”) of Regulation D thereunder in exchange for (i) the cancellation of approximately $132,000,000 in principal amount of the Original Term Loan and (ii) the extension of credit under the New Term Loan.  The shares issued to the Original Lenders (the “New Equity”) equal approximately 92.5% of the issued and outstanding shares of the Company’s common stock, on a fully diluted basis as of the Closing Date. As used herein, “fully diluted basis” refers to the issued and outstanding shares of the Company’s common stock on a fully-diluted basis, excluding unexercised warrants issued in 2010 to purchase shares of common stock and shares of common stock held in treasury.

After giving effect to the issuance of the New Equity, the existing stockholders and holders of rights to acquire stock of the Company, excluding the Original Lenders, retained approximately 7.5% of the issued and outstanding shares of the Company’s common stock, on a fully diluted basis (the “Retained Equity”).

The New Equity and the Retained Equity are subject to dilution as a result of, among other things, the exercise of the Warrants (as defined below) and the new Management Incentive Plan (the “Management Incentive Plan”), which is expected to be adopted by the Company’s reconstituted Board of Directors (the “Board”) following the Closing Date.

The parties have made representations and warranties in the Subscription Agreement customary for transactions of this nature.  The Subscription Agreement has been included to provide investors and security holders with information regarding its terms.  The representations and warranties contained in the Subscription Agreement were made solely to and for the benefit of the parties and should not be relied upon by investors or security holders.  Information concerning the subject matter of the representations and warranties may change after the execution date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Agreement

On the Closing Date, the Company and American Stock Transfer & Trust Company, LLC entered into a Warrant Agreement (the “Warrant Agreement”), pursuant to which all issued and outstanding shares of common stock of the Company, excluding the New Equity issued to the Original Lenders, will receive, without payment therefor, five year warrants exercisable for approximately 25% of the issued and outstanding shares of the Company’s common stock, on a fully diluted basis as of the Closing Date, after giving effect to the issuance of the New Equity (subject to adjustment for, among other things, the Management Incentive Plan), at an exercise price of $61.75 per share (the “Warrants”). The Warrants are expected to be issued within 20 days of the Closing in accordance with the provisions of the Subscription Agreement.  If a Warrant holder is a Majority Stockholder or permitted transferee, the Warrants (when “in-the-money”) will be immediately exercisable in reliance upon Section 4(a)(2) of the Securities Act and/or Rule 506. Otherwise, the Warrants will not be exercisable until the later of the one year anniversary date of issuance and the date a registration statement under the Securities Act covering the issuance of the underlying shares of common stock is declared effective (and provided that the Warrants are then “in-the-money”). In the event of a business combination or similar transaction involving a change of control, the Warrant holders would receive a change of control payment if the amount receivable upon such transaction exceeds the exercise price therefor.

The foregoing description of the Warrant Agreement is not complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Also on the Closing Date, the Company entered into a Registration Rights Agreement with, and for the benefit of, the Original Lenders in respect of the New Equity and the Majority Stockholders, for the benefit of the future holders of Warrants, in respect of the underlying shares of the Company’s common stock (the “Registration Rights Agreement”). Demand and registration rights under the Registration Rights Agreement require the affirmative approval of the holders of a majority of the “Registrable Securities” thereunder, on a fully diluted basis. Any management or underwriter “cutbacks” will be allocated pro rata among all participating stockholders based on the number of securities sought to be included in the registration or offering.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Termination of 2010 Registration Rights Agreement

Also on the Closing Date, the Company entered into an Amendment and Termination of the Registration Rights Agreement (the “Amendment and Termination”) with the Majority Stockholders to terminate the Registration Rights Agreement dated as of March 15, 2010 among the Company, Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP (the “2010 Registration Rights Agreement”). Pursuant to the Amendment and Termination, which removed the requirement that the Company file the Mandatory Shelf Registration Statement (as defined in the 2010 Registration Rights Agreement), the Company filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2012 a request to withdraw the Mandatory Shelf Registration Statement.

The foregoing description of the Amendment and Termination is not complete and is qualified in its entirety by reference to the full text of the Amendment and Termination, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholders Agreement

On the Closing Date, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the Original Lenders and the Majority Stockholders (collectively, the “Stockholders”). Pursuant to the Stockholders Agreement, each Stockholder agreed to vote all securities of the Company entitled to vote for members of the Board owned or controlled by such Stockholder such that the size of the Board is five directors, and to cause the election of the following persons to the Board: (1) the Chief Executive Officer of the Company, (2) three individuals designated by the Original Lenders, and (3) one individual designated by the Majority Stockholders. The Stockholders Agreement also provides the parties thereto with customary drag-along and tag-along rights, as well as pre-emptive rights with respect to new security issuances under certain circumstances. In addition, the Stockholders Agreement imposes limitations on the Company’s ability to engage in certain affiliated transactions and obligates the Company to deliver monthly, quarterly and annual financial information to certain parties to the Stockholders Agreement.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Certain affiliates of the Company are, or may from time to time be, lenders under the Amended Term Loan Facility. Certain lenders under the Amended Term Loan Facility hold, or may from time to time hold, equity and debt securities of the Company. Additionally, one of the lenders under the Amended Term Loan Facility, Senator Global Opportunity Master Fund L.P. (“Senator”), is a holder of equity and debt of the Company. One of the Company’s former directors, Douglas Silverman, is an employee of Senator and/or one or more of its affiliates.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Amended Term Loan Facility” and “Amended ABL Facility” in Item 1.01 is incorporated by reference herein.

Item 3.02.      Unregistered Sales of Equity Securities.

The information set forth under the headings “Subscription Agreement” and “Warrant Agreement” in Item 1.01 is incorporated by reference herein. This Current Report on Form 8-K is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. Any securities offered in connection with the transactions described herein made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Buy-In Right

The Company previously disclosed in its Current Report on Form 8-K filed with the SEC on August 20, 2012 that, in connection with the Restructuring, the existing stockholders of the Company, excluding the Original Lenders, that are accredited investors would be offered the right to buy on the Closing Date, on a pro rata basis, up to $50,000,000 of the Company’s common stock at a $146,000,000 valuation (the “Buy-In Right”), with such proceeds repaying the Original Term Loan and reducing the New Equity otherwise distributable to the Original Lenders. The Company and the Original Lenders have determined not to offer the Buy-In Right in connection with the Restructuring.

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company concluded that the unaudited interim consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (the “March 10-Q”) require restatement to correct for an error in the reported basic and diluted weighted-average number of common and common equivalent shares outstanding and the related basic and diluted per common share amounts and, therefore, should no longer be relied upon.  The Company determined that the weighted average shares and share equivalents disclosed in its March 10-Q filed with the SEC on May 9, 2012 had been improperly calculated.  The calculation error resulted in the amount disclosed for both the basic and diluted weighted-average number of common and common equivalent shares outstanding to be overstated by approximately 1.1 million shares, thus causing both the basic and diluted loss per common share amounts to be understated by approximately ($0.29) for the three months ended March 31, 2012.  This error was also reflected in the Company’s earnings release that was issued on May 9, 2012 and furnished to the SEC on that date.  The error was discovered during an additional review by executive management subsequent to the March 10-Q filing.  The Company expects to file a Form 10-Q/A by October 15, 2012 to amend its previously filed March 10-Q. In connection with the restatement, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2012, the end of the period covered by the March 10-Q, the Company’s disclosure controls and procedures were not effective to detect the incorrect calculation of the Company’s weighted average shares outstanding that was used to calculate both basic and diluted earnings per share. This was due to a deficiency that existed in the design or operation of the Company’s internal controls over financial reporting that adversely affected the Company’s internal controls and that was considered to be a material weakness. In an effort to remediate the identified material weakness and enhance the Company’s internal controls, the Company has added an additional internal control in 2012 to specifically review the basic and diluted earnings per share calculations each quarter to ensure the calculations are performed correctly.  Management believes that adding the additional internal control will remedy the error that caused the material weakness. The Company has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 5.01.      Changes in Control of Registrant.

The information set forth under the headings “Subscription Agreement” and “Stockholders Agreement” in Item 1.01 is incorporated by reference herein.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date and pursuant to the Stockholders Agreement, Kurt Cellar, Carney Hawks, and Douglas Silverman resigned from their positions on the Board.  Mr. Cellar also resigned from his positions as Chairman of the Audit Committee of the Board and member of the Compensation Committee of the Board.

Also on the Closing Date and pursuant to the Stockholders Agreement, the number of directors of the Company was fixed at five, Eugene Davis, John Castle, and Tim Bernlohr remained on the Board, and Kip Horton and James Continenza became members of the Board.

Mr. Horton is a Co-Founder and Member of RPA Advisors, LLC (“RPA”) where he specializes in financial and turnaround advisory services for both companies and creditors. Mr. Horton has consulted on strategic planning, business plan analysis, cash management, enterprise valuation, cost reduction, restructuring, divestiture analysis, mergers and acquisitions and risk management. Within the merchant power and ethanol arena, Mr. Horton has extensive experience in risk management, trading-related activities and cash management. Prior to co-founding RPA, Mr. Horton was an Executive Director at Capstone Advisory Group, a restructuring and turnaround consulting firm. Previously, he was with Policano & Manzo, LLC and Prudential Securities. Mr. Horton holds a BS in Business Administration from the University of Richmond with a concentration in Finance. He is also a member of the Turnaround Management Association. Mr. Horton currently serves on the boards of directors of South Bay Expressway, Bicent Power LLC and Southwest Georgia Ethanol and previously served on the boards of directors of EBG Holdings, LLC and US PowerGen Company.

Mr. Continenza is a senior executive who specializes in turning around underperforming businesses across a variety of industries. Mr. Continenza has served in senior leadership roles at a number of companies. Mr. Continenza currently serves on the boards of directors of The Berry Company, LLC, Blaze Recycling, LLC, Neff Rental, LLC, Portola Packaging, Inc., Southwest Georgia Ethanol, LLC, and Tembec Corp, Inc. and previously served on the boards of directors of Anchor Glass Container Corp, Inc., Arch Wireless, Inc., Hawkeye Renewables, LLC, MAXIM Crane Works, Inc., Microcell Telecommunications, Inc., Rath Gibson, Inc., Rural Cellular Corp, Inc. and U.S. Mobility, Inc.

Other than under the Stockholders Agreement, there are no arrangements or understandings between either of Messrs. Horton and Continenza and any other person pursuant to which either of Messrs. Horton and Continenza was appointed to serve as a director of the Company. There are no transactions in which either of Messrs. Horton and Continenza had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 8.01     Other Events

Amendment of Certificate of Incorporation

In connection with the Restructuring, on September 20, 2012, the Company amended and restated its Third Amended and Restated Certificate of Incorporation (such amendment and restatement, the “Amended Certificate of Incorporation”) to: (a) effect the reverse stock split, which resulted in one new share being issued for 50 existing shares of the Company’s issued and outstanding common stock, in which stockholders that would otherwise be entitled to fractional shares received $6.15 in cash multiplied by each holder’s fractional share amount in lieu of stock for such fractional shares (the “Reverse Stock Split”), and (b) make other changes necessary or convenient for the Restructuring.  The company previously disclosed information with respect to the Amended Certificate of Incorporation and the Reverse Stock Split in its Current Report on Form 8-K filed with the SEC on September 21, 2012.

The foregoing description of the Amended Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Amended Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of the Bylaws

In connection with the Restructuring, on the Closing Date, the Company amended and restated its Amended and Restated Bylaws (such amendment and restatement, the “Amended Bylaws”) to make changes necessary or convenient for the Restructuring.

The Amended Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Deregistration

The Company was, primarily as a result of a downtown in industry-wide margins, not in compliance with certain debt covenants under the Original Credit Agreement and the Original ABL Facility, and was undergoing negotiations with the lenders to restructure such debt to provide greater liquidity for the Company, at the time the Company was required to file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (the “Form 10-Q”).  Management expended considerable time and effort to determine the Company’s financing plans but remained uncertain about the Company’s future plans, including whether the Company would be able to successfully restructure its debt, and was unable to enter into and/or consummate, as applicable, definitive actions or agreements to enable the Company to complete all of the disclosure required in the Form 10-Q, including its financial statements, and have the Form 10-Q filed on the due date without unreasonable effort and expense.

The Company does not intend to file the Form 10-Q with the SEC. As required by the terms of the Subscription Agreement, the Company intends to file a Form 15 with the SEC shortly after the filing of this Current Report on Form 8-K to deregister its common stock and to notify the SEC of the automatic suspension of its reporting obligations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that occurred on January 1, 2012 (or earlier) under Section 15(d) of the Exchange Act, pursuant to Rule 15d-6 thereunder.  As a result, the Company believes that at such time, or shortly thereafter, the common stock of the Company will no longer be eligible for quotation on the OTC Bulletin Board. The Company anticipates that its common stock may be quoted on the Pink Sheets following the Form 15 filing and anticipated delisting from OTC Bulletin Board, to the extent market makers commit to make a market in the Company’s shares. However, the Company can provide no assurance that trading in its common stock will continue.  The Board considered a number of factors in making this decision, including the following:

•                  the dramatically increased costs, both direct and indirect, associated with the preparation and filing of the Company’s periodic reports with the SEC;

•                  the Company had prior to and as of January 1, 2012 (and continues to have) fewer than 300 registered stockholders; and

•                  the lack of analyst coverage and minimal liquidity for the Company’s common stock.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking” statements regarding (i) issuance of the Warrants, (ii) adoption of the Management Incentive Plan, and (iii) suspension of the Company’s Exchange Act reporting requirements. All such forward-looking statements are subject to uncertainty and changes in circumstances, and there is no assurance (i) the Warrants will be issued, (ii) the Management Incentive Plan will be adopted, or (iii) the Company’s Exchange Act reporting requirements will be suspended. Moreover, no forward-looking statements are guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements.  Factors that could materially affect such forward-looking statements include (i) the failure of the Company to issue the Warrants, (ii) the failure of the reconstituted Board to adopt the Management Incentive Plan, and (iii) the failure of the Company to suspend its Exchange Act reporting requirements. All forward-looking statements are made only as of the date of this report, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed or furnished, as applicable, as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Aventine Renewable Energy Holdings, Inc.

3.2	Second Amended and Restated Bylaws of Aventine Renewable Energy Holdings, Inc.

10.1

Amended and Restated Senior Secured Term Loan Credit Agreement dated as of September 24, 2012 among Aventine Renewable Energy Holdings, Inc., as borrower, the lenders from time to time party thereto and Citibank, N.A., as collateral agent and administrative agent.

10.2

Second Amended and Restated Credit Agreement dated as of September 24, 2012 among Aventine Renewable Energy Holdings, Inc., Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy — Mt. Vernon, LLC, Aventine Renewable Energy — Canton, LLC, Aventine Power, LLC and Nebraska Energy, L.L.C., as borrowers, and Wells Fargo Capital Finance, LLC, as lender and agent.

10.3	Subscription Agreement dated as of September 24, 2012 among Aventine Renewable Energy Holdings, Inc. and each of the subscribers identified on the signature pages thereto as “Subscribers.”

10.4	Warrant Agreement dated as of September 24, 2012 between Aventine Renewable Energy Holdings, Inc. and American Stock Transfer & Trust Company, LLC.

10.5	Registration Rights Agreement dated as of September 24, 2012 among Aventine Renewable Energy Holdings, Inc. and the Holders (as defined therein).

10.6

Amendment and Termination of the Registration Rights Agreement dated as of September 24, 2012 among Aventine Renewable Energy Holdings, Inc. and the stockholders set forth on the signature pages thereto.

10.7

Stockholders Agreement dated as of September 24, 2012 among Aventine Renewable Energy Holdings, Inc., the investors identified on Schedule A thereto as “Investors” and the parties identified on Schedule A thereto as “Existing Stockholders.”

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated September 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 27, 2012

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
Name: Calvin Stewart
Title: Chief Financial Officer